SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 27, 2004

United Financial Corp.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-28080	81-0507591
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 2779; 120 1st Ave. North
Great Falls, Montana 59403
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (406) 727-6106

ITEM 4.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

        On January 27, 2004, United Financial Corp. (the “Company”), acting with authority from its Audit Committee, dismissed Moss Adams LLP as the Company’s independent accountants, effective upon completion of the audit for the year ended December 31, 2003, and engaged McGladrey & Pullen, LLP as its new independent accountants.

        Moss Adams LLP reports on the Company’s financial statements as of and for the years ended December 31, 2002 and December 31, 2001 contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        Moss Adams LLP has not yet completed its audit for the year ended December 31, 2003 and, therefore, has not issued a report on the Company’s financial statements. During the years ended December 31, 2003 and December 31, 2002 and through the date of this Form 8-K, there have been no disagreements with Moss Adams LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. A letter from Moss Adams LLP is attached as Exhibit 16.

        During the years ended December 31, 2003 and December 31, 2002 and through the date of this Form 8-K, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

        On January 27, 2004, the Company engaged the accounting firm of McGladrey & Pullen, LLP as its new independent accountant for the year beginning January 1, 2004. McGladrey &Pullen, LLP has accepted the appointment, subject to the results of its standard due diligence procedures. During the years ended December 31, 2003 and December 31, 2002, or the subsequent interim period through January 27,

2004, the Company did not consult with McGladrey & Pullen, LLP regarding: (i) the application of accounting principles to a specified transaction either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was the subject of a disagreement with the Company’s former accountant or a reportable event (as contemplated by Item 304 of Regulation S-K).

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

        (a).   Not applicable
        (b).   Not applicable
        (c).   Exhibits

        Exhibit 16.   Letter from Moss Adams LLP dated January 30, 2004, is attached to this report

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FINANCIAL CORP.
Dated: February 2, 2004	By: /s/ Kurt R. Weise
Kurt R. Weise Its: Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Number	Description
16	Letter from Moss Adams LLP dated January 30, 2004.